                                                                EXHIBIT 23(F)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Joint Proxy Statement and Prospectus constituting part of this Registration Statement on Form S-4 of The Colonial BancGroup, Inc. of our report dated March 2, 1994 relating to the consolidated statements of income, of changes in shareholders' equity and of cash flows of the former Commercial Bancorp of Georgia, Inc. for the year ended December 31, 1993, which is referred to in such Joint Proxy Statement and Prospectus.

/s/ PRICE WATERHOUSE LLP

Atlanta, Georgia


May 20, 1996